Exhibit 99.1

PLASMAFICATION
TECHNOLOGY HOLDINGS

November 5, 2014

Mr. Jerry Pane CEO/Chairman
US. Precious Metals, Inc.
176 Route 9 North
Suite 306 Marlboro, NJ 07728

RE: Project and Funding Update

Dear Mr. Pane:

I would like to update you as to the status of our project development and funding. As of October of this year, the company has been fully funded in order·to upgrade oudacilities to get to·full commercial operations. The details of the financing are as follows: $1.25mm to purchase and fabricate the necessary equipment to be fully operational followed by a benchmark based capital expansion plan of $50mm to build. out the entire 29 Palms, CA property, including additional plasma units as earlier discussed between our companies. The engineering and drawings for the necessary fabricated items are completed. We anticipate being ·fully operational in the first quarter of .2015.

The company is in the process of locking up intellectual properties and patents that should provide ·a tremendous opportunity in the licensing arena and we look forwardto exploringthis avenue with USPR inthe very near future.

Best regards,

/s/ Joseph Spano
Plasmafication Technologies Holdings, LLC

USA Administrative
201 S. Biscyne Blvd.
28th Floor
Miami, FL 33130
office (305) 913-1371
fax (305) 328-8283

Metal Recovery
75850 Baseline Rd.
29 Palms, CA 92277